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Exhibit 23

                            NPC International, Inc.
                      Consent of Independent Accountants

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-2233 and Form S-8 No. 33-37354) pertaining to the NPC International, Inc. 1984 Non-Qualified Stock Option Plan, As Amended, and the Registration Statement (Form S-8 No. 33-56399) pertaining to the NPC International, Inc. 1994 Non-Qualified Stock Option Plan of our report dated April 27, 2001, with respect to the consolidated financial statements included in the Annual Report (Form 10-K) of NPC International, Inc.

                                                                    /s/ KPMG LLP

Kansas City, Missouri
May 21, 2001